UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

AMERICOLD REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600

Atlanta, Georgia, 30328

(Address of principal executive offices and zip code)

(678) 441-1400

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 25, 2025, Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Americold Realty Trust, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), Americold Realty Operations, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and a limited partner of the Operating Partnership (the “Limited Partner”), and certain subsidiaries of the Operating Partnership named as guarantors therein (the “Subsidiary Guarantors”) entered into an Underwriting Agreement, dated as of March 25, 2025, with each of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Truist Securities, Inc. on behalf of the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Operating Partnership $400,000,000 aggregate principal amount of the Operating Partnership’s 5.600% Notes due 2032 (the “Notes”). The Notes will be fully and unconditionally guaranteed, jointly and severally (the “Guarantees” and, together with the Notes, the “Securities”), by each of the Company, the Limited Partner and the Subsidiary Guarantors. The issuance and sale of the Securities is expected to close on April 3, 2025, subject to customary closing conditions.

The Securities were registered with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Company’s and the Operating Partnership’s automatic shelf registration statement on Form S-3ASR (File Nos. 333-270664 and 333-270664-01), as amended by that certain post-effective amendment no. 1 filed by the Operating Partnership, the Company, the Limited Partner and the Subsidiary Guarantors (as the same may be supplemented or further amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Securities are described in the final prospectus supplement, as filed with the Commission on March 27, 2025 pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Securities and supplements the prospectus, as filed with the Commission on March 17, 2023, contained within the Registration Statement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and the information in the Underwriting Agreement is incorporated into this Item 8.01 by this reference. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement incorporated by reference into this Report.

Item 9.01.	Financial Statements and Other Exhibits

The document included as an exhibit to this Report is filed solely to provide information about its terms, is not intended to provide any factual or other information about the Company, the Operating Partnership or the other parties to the agreement, and should not be relied upon by investors for any other purpose.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 25, 2025, by and among the Company, the Operating Partnership, the Limited Partner, the Subsidiary Guarantors and BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Truist Securities, Inc., as representatives of the Underwriters.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICOLD REALTY TRUST, INC.

By:	/s/ Nathan Harwell
Nathan Harwell
Chief Legal Officer, Executive Vice President and Secretary

Date: March 27, 2025